SCHEDULE 14A INFORMATION

                  Consent Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential for use by Commission only
         (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              CCA Industries, Inc.
                     ---------------------------------------
                     Name of Registrant Specified in Charter

                              CCA Industries, Inc.
                     ---------------------------------------
                      Name of Person Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                ----------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:
                ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                ----------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:         ____________________

        2)      Form, Schedule or
                 Registration Statement No.:    ____________________

        3)      Filing Party:                   ____________________

        4)      Date Filed:                     ____________________

                              CCA INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 11, 2001

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), will be held on July 11, 2001, at 4 p.m., at the Company's offices, 200 Murray Hill Parkway, East Rutherford, New Jersey 07073 (Tel. # 201-330-1400), for the following purposes:

Management Proposals

     1. To elect directors to serve on the Board of Directors for the ensuing year.

     2. To approve management's appointment of Sheft Kahn & Company L.L.P. as the Company's independent certified public accountants for the fiscal year ending November 30, 2001.

                                      * * *


     Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.


     The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this notice.

     Only shareholders of record at the close of business on June 1, 2001 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /S/ IRA W. BERMAN

                                        IRA W. BERMAN,
                                        CORPORATE SECRETARY AND
                                        CHAIRMAN OF THE BOARD

East Rutherford, New Jersey
May 25, 2001

--------------------------------------------------------------------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.

--------------------------------------------------------------------------------

                              CCA INDUSTRIES, INC.

                        EAST RUTHERFORD, NEW JERSEY 07073

                             ---------------------

                                 PROXY STATEMENT

                             ---------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), for use at its Annual Meeting of Shareholders to be held on July 11, 2001, at 4 p.m. Shareholders of record on June 1, 2001 will be entitled to vote. The meeting will be held at the Company's offices: 200 Murray Hill Parkway, East Rutherford, New Jersey 07073 (Tel. # 201-330-1400).

     The Company intends to mail this Proxy Statement, and the Company's Annual Report for the 2000 fiscal year, on or about June 6, 2001.

                                   I. GENERAL

A. VOTING

     The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.

     On May 18, 2001, there were 5,846,127 shares of Common Stock and 1,020,930 shares of Class A Common Stock outstanding. As of the date of this statement, no Preferred Stock is issued, and the Board has no pending negotiation or plan concerning any expected issuance of Preferred Stock.

     Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent except in respect of the election of directors.

     In respect of the election of directors, the Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three. (In consequence, no proposal to alter or change the right of Class A Common Stock shareholders to elect a majority of directors could be effectively voted unless a separate majority of the Class A Common Stock shares were voted therefor.)

     A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the 2001 Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than the election of directors. In respect thereof, fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

     Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

B. SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock and Class A Common Stock as of May 15, 2001 by (i) all those known by the Company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock and/or Class A Common Stock,

(ii) each Officer and Director, and (iii) Officers and Directors as a group. Moreover, it presents individual ownership of "Option Shares," and the aggregate Option Shares ownership of Officers and Directors (with Option Shares representing the number of shares purchasable upon exercise of options exercisable within 60 days). Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.


                                                                               OWNERSHIP,
                                                                                  AS A
                                                                              PERCENTAGE OF
                                          NUMBER OF                            ALL SHARES
                                        SHARES OWNED                           OUTSTANDING/
                                   --------------------                         ASSUMED
                                   COMMON                        OPTION        OWNERSHIP-
NAME AND ADDRESS                   STOCK        CLASS A          SHARES       OPTION SHARES
----------------                   ------       -------          ------       -------------
David Edell                        269,535        484,615         457,500       10.98/16.54
c/o CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, NJ 07073

Ira W. Berman                      234,595        473,615         502,000       10.31/16.42
c/o CCA Industries, Inc.

Drew Edell                          51,250              0          75,000          .75/1.82
c/o CCA Industries, Inc.

Dunnan Edell                        41,250              0          75,000          .60/1.67
c/o CCA Industries, Inc.

Jack Polak                          25,000         47,700          25,000         1.06/1.42
98 Park Avenue
New York, NY 10016

Stanley Kreitman                         0              0          25,000             0/.36
c/o CCA Industries, Inc.

Rami G. Abada                            0              0          25,000             0/.36
c/o CCA Industries, Inc.

John Bingman                             0              0               0               0/0
c/o CCA Industries, Inc.

Officers and Directors             621,630      1,005,930       1,184,500       23.70/34.93
as a group (8 persons)

                                   TABLE NOTES

     The numbers shown as "Option Shares" assume that unexercised options, exercisable within 60 days, have been exercised (and, thus, that subject shares, not actually owned, are actually owned). The percentage ownership figure, "Assumed Ownership-Option Shares," aggregates the assumptions for the group of Officers and Directors and, for each individual owner, presents a measurement which assumes that the particular individual has exercised such options and purchased subject shares, but that no other owner of such options has `exercised and purchased.'

     David Edell, Ira Berman and Jack Polak own over 95% of the outstanding shares of Class A Common Stock.

     Messrs. David Edell, Dunnan Edell and Ira Berman are officers and directors. Messrs. Drew Edell and John Bingman are officers. Messrs. Polak, Kreitman, and Abada are directors.

     Sidney Dworkin, a director, passed away in October 2000, owning 50,000 shares of Common Stock and options to purchase 25,000 such shares.

C. EXECUTIVE COMPENSATION

     I. SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned in the 2000, 1999, and 1998 fiscal years by the Company's Chief Executive Officer and all of the executive officers whose fiscal 2000 compensation exceeded $100,000 (the "Named Officers").


                                                       ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                         -------------------------------------     ---------------------------
                                                                                   NUMBER OF
                                                                       ALL           SHARES
                                                                      OTHER         COVERED
                                                                      ANNUAL        BY STOCK         OTHER
                                                                      COMPEN-       OPTIONS        LONG-TERM
NAME AND PRINCIPAL POSITION      YEAR      SALARY          BONUS      SATION(1)     GRANTED(2)    COMPENSATION
---------------------------      ----    -----------     --------    ---------     ----------     ------------
David Edell, ..............      2000     $425,372       $132,221     $12,552          0               0
   President and Chief           1999      401,468        111,546      17,088          0               0
   Executive Officer             1998      378,743        151,604      19,429          0               0

Ira W. Berman, ............      2000     $425,372(2)     132,221      11,775          0               0
   Secretary and Executive       1999      401,468(2)     111,546      16,666          0               0
   Vice President                1998      378,743(2)     151,604      16,403          0               0

Dunnan Edell, .............      2000     $218,076          4,194       2,723          0               0
   Executive Vice                1999      200,000         15,000       7,614          0               0
   President--Sales              1998      200,000              0       9,787          0               0

Drew Edell, ...............      2000      175,000          3,365         577          0               0
   Vice President--              1999      150,000         12,000       1,468          0               0
   Manufacturing                 1998      150,000              0       2,508          0               0

----------

(1) Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, and health insurance that is made available to all employees, plus director-fees paid to Messrs. David Edell, Ira Berman and Dunnan Edell.


(2)  Includes $99,396 paid to Ira W. Berman & Associates, P.C.

     II. FISCAL 2000 OPTION GRANTS AND OPTION
         EXERCISES; YEAR-END OPTION VALUATION

     No new options were granted to any of the Named Officers in fiscal 2000, and no options were exercised by any Named Officer in fiscal 2000.

     The next table reports the valuation as at November 30, 2000, of `in-the-money' options held by Named Officers.

                          NUMBER OF SHARES COVERED        VALUE OF UNEXERCISED
                           BY UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                            AT NOVEMBER 30, 2000         NOVEMBER 30, 2000(1)
                          -----------------------       -----------------------
David Edel .............          457,500                      $149,125
Ira W. Berman ..........          502,000                       172,750
Dunnan Edell ...........           75,000                             0
Drew Edell .............           75,000                             0

----------

(1) In-the-money options are those `priced' below the Common Stock market price at November 30, 2000, and "value," as represented, calculates the difference between market price and the respective exercise prices of in-the-money options at that fiscal year-end date.

     The following table identifies the stock options held by the Named Officers and all other officers and directors, the exercise prices of which have been reduced during the past 10 years.

                                REPRICED OPTIONS

                              NUMBER          ORIGINAL       ORIGINAL                         NEW
                            OF SHARES        GRANT DATE       PRICE       DATE REPRICED      PRICE
                            ---------        ----------      --------     -------------      -----
David Edell(1) ..........    100,000        Aug. 1, 1997      $2.50        Nov. 3, 1998      $1.50
Ira W. Berman(1) ........    100,000        Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Dunnan Edell(1) .........     50,000        Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Drew Edell(1) ...........     50,000        Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Stanley Kreitman(1) .....     25,000        Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Rami Abada(1) ...........     25,000        Aug. 1, 1997       2.50        Nov. 3, 1998       1.50
Dunnan Edell(2) .........     25,000       June 10, 1995       4.50       Jun. 10, 2000       1.50
Drew Edell(2) ...........     25,000       June 10, 1995       4.50       Jun. 10, 2000       1.50
See Footnote (3) ........    400,000(3)         (3)             (3)        May 24, 2001(3)     .50(3)


----------

(1) The full Board of Directors authorized the November 1998 repricing in consequence of a declining market valuation, inconsistent with the Company's realizable value. The market price of the Common Stock at the date of the repricing was $1.50. When the options were originally granted, the market price of the Company's Common Stock was $2.50.

(2) The full Board of Directors authorized the June 2000 repricing for the same reason as the 1998 repricing. The market price of the Common Stock at the date of the repricing was $1.10. When the options were originally granted, the market price of the Company's Common Stock was $3.00.

(3) All of the options subject of footnotes 1 and 2 were repriced anew, to $.50 per share, formalized on May 24, 2001.

     III. COMPENSATION OF DIRECTORS

     Each director was paid $2,000 per meeting for attendance of board meetings in fiscal 2000 (without additional compensation for committee meetings). No new options were granted to any director.

     The full Board of Directors met five times in the 2000 fiscal year.

     IV. EXECUTIVE COMPENSATION PRINCIPLES;
         AUDIT AND COMPENSATION COMMITTEES

     The Audit Committee of the Board of Directors, comprised of Ira W. Berman, Stanley Kreitman, Jack Polak and Rami Abada, met five times in fiscal 2000. Among other things, they approved an Audit

Committee Charter that was adopted by the full Board. (A copy of the Charter is reproduced at the end of this Proxy Statement, following the signature page.)


     The Company's Executive Compensation Program, administered by the Compensation Committee (the membership of which is the same as the Audit Committee), is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:

o Reward executives for long-term strategic management and the enhancement of shareholder value.

o Integrate compensation programs with both the Company's annual and long-term strategic planning.

o Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance levels.

     V. EMPLOYMENT CONTRACTS/COMPENSATION PROGRAM

     The total compensation program consists of both cash and equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

     On March 17, 1994, the Board of Directors approved 10-year employment contracts (hereinbelow, the "Edell/Berman Contracts") for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, plus 2.5% of the Company's pre-tax income, less depreciation and amortization (the "2.5% measure"), plus 20% of the base salary, as bonus.

     In February 1999, the 2.5% measure in the bonus provisions of the Edell/ Berman Contracts was amended so as to calculate it against earnings before income taxes, less depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000.

     On May 24, 2001, the Edell/Berman Contracts were amended to increase their base annual salaries to $400,000, and to extend the terms through November 30, 2007.

     Long-term incentives are provided through the issuance of stock options.

     VI. STOCK OPTION PLANS

     The Company's 1984 Stock Option Plan covered 1,500,000 shares of its Common Stock.

     The Company's 1986 Stock Option Plan covered 1,500,000 shares of its Common Stock.

     The Company's 1994 Stock Option Plan covers 1,000,000 shares of its Common Stock.

     The 1994 Option Plan provides (as had the 1984 and 1986 plans) for the granting of two (2) types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Options may be granted under the Options Plans to employees (including officers and directors who are also employees) and consultants of the Company, provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant.

     Option plans are administered and interpreted by the Board of Directors. (Where issuance to a Board member is under consideration, that member must abstain.) The Board has the power, subject to plan provisions, to determine the persons to whom and the dates on which options will be granted, the number of shares subject to each option, the time or times during the term of each when options may be exercised, and other terms. The Board has the power to delegate administration to a Committee of not less than two (2) Board members, each of whom must be disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act, and ineligible to participate in the option plan or in any other stock purchase, option or appreciation right under plan of the Company or any affiliate. Members of the Board receive no compensation for their services in connection with the administration of option plans.

     Option Plans permit the exercise of options for cash, other property acceptable to the Board or pursuant to a deferred payment arrangement. The 1994 Plan specifically authorizes that payment may be made for stock issuable upon exercise by tender of Common Stock of the Company; and the Executive Committee is authorized to make loans to option exercisers to finance optionee tax-consequences in respect of option exercise, but such loans must be personally guaranteed and secured by the issued stock.

     The maximum term of each option is ten (10) years. No option granted is transferable by the optionee other than upon death.

     Under the plans, options will terminate three (3) months after the optionee ceases to be employed by the Company or a parent or subsidiary of the Company unless (i) the termination of employment is due to such person's permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year of such termination (to the extent the option was vested at the time of such termination); or (ii) the optionee dies while employed by the Company or a parent or subsidiary of the Company or within three (3) months after termination of such employment, in which case the option may, but need not provide that it may be exercised (to the extent the option was vested at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights under such option pass by will or by the laws of descent or distribution; or (iii) the option by its terms specifically provides otherwise.

     The exercise price of all nonqualified stock options must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all Incentive Stock Options must be at least equal to the fair market value of the underlying stock on the date of grant. The aggregate fair market value of stock of the Company (determined at the date of the option grant) for which any employee may be granted Incentive Stock Options in any calendar year may not exceed $100,000, plus certain carryover allowances. The exercise price of an Incentive Stock Option granted to any participant who owns stock possessing more than ten (10%) of the voting rights of the Company's outstanding capital stock must be at least 110% of the fair market value on the date of grant and the maximum term may not exceed five (5) years.

     Consequences to the Company: There are no Federal income tax consequences to the Company by reason of the grant or exercise of an Incentive Stock Option.

     As at May 18, 2001, there were 1,184,500 stock options outstanding and yet exercisable, to purchase 1,184,500 shares of the Company's Common Stock. 6

     VII. PERFORMANCE GRAPH

     Set forth below is a line graph (followed by a numerical table) comparing cumulative total shareholder return on the Company's Common Stock, through five years (November 30, 1995 - November 30, 2000), with the cumulative total return of companies in the NASDAQ Stock Market (U.S.) and the cumulative total return of Dow Jones's Cosmetics/Personal Care Index during the same period.

                       COMPARISON OF 5 YEAR TOTAL RETURN*
                    AMONG CCA INDUSTRIES, INC., THE DOW JONES
                      TOTAL MARKET INDEX AND THE DOW JONES
                                 COSMETICS INDEX


                                  [LINE GRAPH]


                            CUMULATIVE TOTAL RETURN*


                                  11/95     11/96     11/97     11/98     11/99     11/00
                                  -----     -----     -----     -----     -----     -----
CCA Industries, Inc. .........     100       161       165        96        98        50
DJ Equity Market .............     100       126       160       192       234       223
DJ Cosmetics/Personal Car ....     100       129       153       162       148       135

----------

* $100 invested on November 30, 1995 in stock and indices, including reinvestment of dividends.

D. THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Company's Board of Directors has no nominating committee. Its Audit and Compensation Committee members are Messrs. Stanley Kreitman, Jack Polak, Rami Abada and Ira Berman.

E. RELATED DIRECTORS AND/OR OFFICERS

     David Edell is the Company's President and Chief Executive Officer. He is also a director. Drew Edell and Dunnan Edell are his sons. Both are Vice-Presidents of the Company, and Dunnan Edell is also a director.

     Ira Berman is the Company's Secretary and an Executive Vice-President, and Chairman of its Board of Directors. Rami Abada, a director, is his son-in-law.

F. REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.

G. SOLICITATION OF PROXIES

     It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

H. SHAREHOLDER PROPOSALS FOR THE YEAR 2002

     Proposals of shareholders that are intended to be presented at the Company's year 2002 Annual Meeting of Shareholders must be received by the Company no later than February 13, 2002 in order to be included in the Company's proxy materials relating to that meeting.

                            II. MANAGEMENT PROPOSALS

                                 PROPOSAL NO. 1

                      NOMINATION AND ELECTION OF DIRECTORS

     All seven seats on the Company's Board of Directors are subject to one year terms and annual election. Four are subject to election by holders of Class A Common Stock and three by holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

     The four nominees proposed for election by the holders of the Company's Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman) already serve as directors, as do two of those proposed for election by the holders of Common Stock (Dunnan Edell and Rami G. Abada). All of the re-nominated directors have agreed to continue to serve if re-elected, and Drew Edell, who, for the first time, is proposed for election as a Common Stock director, has agreed to serve if elected.

     Set forth below is information regarding all nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 1, 2001. (The stock ownership of each of the nominees is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

     A. CLASS A COMMON STOCK NOMINEES

     (No vote or proxy is solicited in respect of the Class A nominees, since three of them -- Messrs. Berman, Polak and David Edell -- own in excess of 95% of the Class A Common Stock shares, and they have jointly proposed themselves, and Mr. Kreitman, for re-election.)

     David Edell, age 69, is a director, and the Company's President and Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America.

     Ira W. Berman, age 69, is the Company's Executive Vice President and Corporate Secretary. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University, and is a member of the American Bar Association.

     Jack Polak, age 88, has been a private investment consultant since April 1982, and holds a tax consultant certification in The Netherlands. He was a director and member of the Audit and Compensation Committee of K.T.I. Industries, Inc., from February 1995 until 1999, when K.T.I., a waste-to-energy business was `taken over' by Casella Industries. Since March 2000, he has been a director of Oakhurst Industries, a public company that owns an automotive accessories distributor, a waste-to-energy tire facility, and a road construction company.

     Stanley Kreitman, age 69, has been Vice Chairman of the Board of Manhattan Associates, an equity-investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of the New York Institute of Technology since 1989, and of Crime-Stoppers Nassau County (NY), since 1994. Since February 1999 and June 1999, respectively, he has been a member of the Board of Directors of K.S.W. Corp. and P.M.C.C. Mortgage Corp. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, The New York City Police Foundation, St. Barnabas Hospital, The New York College of Osteopathic Medicine, and the Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.

     B. COMMON STOCK NOMINEES

     Dunnan Edell, age 45, is the son of David Edell and the brother of Drew Edell. He has been a director since 1994. A Senior Vice President-Sales, he joined the Company in 1984 and was appointed Divisional

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Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from
1982 to 1984, and by Hazel Bishop from 1977 to 1981.

     Rami G. Abada, age 41, is the President and Chief Operating Officer of the publicly-owned Jennifer Convertibles, Inc. He has been its Chief Operating Officer since April of 1994. From 1982 to 1994, he was a Vice President of Operations in the Jennifer Convertibles organization. Mr. Abada, who is Ira Berman's son-in-law, earned a B.B.A. in 1981 upon his graduation from Bernard Baruch College of The City University of New York.

     Drew Edell, age 43, is the son of David Edell and the brother of Dunnan Edell. He is a graduate of Pratt Institute, with a degree in Industrial Design. He joined the Company in 1983, and has been its Vice President-Product Development and Production, since 1985.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE COMMON STOCK NOMINEES AS PROPOSED IN THIS PROPOSAL NO. 1. A MAJORITY OF THE COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                                 PROPOSAL NO. 2

                       APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Sheft Kahn & Company L.L.P., independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2001. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

     The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2. A MAJORITY OF THE AGGREGATED CLASS A COMMON STOCK AND COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                                       10

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                               III. OTHER MATTERS

     The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

                              IV. CERTAIN REPORTS

     Based upon reports furnished to the Company, all reports required to be filed during or concerning the Company's 2000 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.

                                        By Order of the Board of Directors

                                        /S/ IRA W. BERMAN

                                        IRA W. BERMAN,
                                          Chairman of the Board of Directors

East Rutherford, New Jersey
May 25, 2001

                                       11


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                                                                       EXHIBIT A

                   CCA INDUSTRIES INC. AUDIT COMMITTEE CHARTER

     There shall be a committee of the Board of Directors known as the Audit Committee. Only independent directors and one member of the board who is an officer of the Company may serve on the Audit Committee. At least one member of the committee shall have an accounting background or related financial expertise. The primary function of the committee shall be to assist the Board of Directors in fulfilling its oversight rules regarding the Company's financial reporting process and system of internal controls and its compliance with applicable laws, regulations and Company policies.

     Activities of the Audit Committee are as follows:

A. General: Review with management and the independent accountant at the completion of annual examination:

     1.   The Company's annual statement and related footnotes

     2. The independent accountant's audit of the financial statement and report

     3. Any significant changes required in the event of the accountant's audit plan

     4. Any disputes with management encountered during the course of the audit

     5. Any other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

B. Audit Planning Considerations:

     a)   Review of Standards in the industry

          1.   Recognition of sales

          2.   Recognition of offsets to sales

          3.   Allowance for Accounts Receivable Reserves

          4.   Allowance for Anticipated Returns

          5. Review of APB 28--Interim Financial Reporting, Advertising and Co-op Advertising

          6.   Inventory obsolescence

     b) Review of Company's accounting practices and procedures for all of the above standards

          1. Review of adjusting entries adopted by the Company for compliance with the standards for the (a) 2-5 categories

     c)   Review of accuracy of Mega Systems information and programs

     d) Review of inventory control procedures. Book entry tested by actual physical count.

     e)   Review of Gross Margin Analysis

          1. Testing cost sheets and back-up information on major products in each material category

          2.   Review of invoices compared to cost sheets on major products

     f)   Review of Aging Accounts Receivable

     g)   Review of Adverting Deferral Entries

     h)   Review of Reserve for Inventory Obsolescence

                                      A-1

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     i)   Review of Independent Auditors Auditing Procedures

          1.   Year-End Certification

          2.   Interim reports (10Qs)

     j)   Proposed Expenditures

          1. The committee shall review with the CFO requests from the management with regard to any increased expenditures during the course of business, review the proposed expenditure and the impact the expenditure will have on the Company's financial statements.

          2. The committee shall periodically review with legal counsel any regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

     The Audit Committee shall be designated by the full Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                              CCA INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at its offices, 200 Murray Hill Parkway, East Rutherford, New Jersey, on July 11, 2001 at 4:00 p.m., and to vote as directed below upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED "FOR" THE ELECTION OF DREW EDELL, RAMI G. ABADA AND DUNNAN EDELL AS DIRECTORS, AND "FOR" THE APPOINTMENT OF SHEFT KAHN & COMPANY L.L.P.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

-------------------------------------------------------------------------------
                 FOR     WITHHELD
1. Election of   [ ]       [ ]        Nominees:
   Directors                                  Drew Edell
                                              Rami G. Abada
                                              Dunnan Edell

For, except vote withheld from the following nominee(s).

-------------------------------------------------------

2. Ratification of the Board of Directors'      FOR    AGAINST    ABSTAIN
   appointment of Sheft Kahn & Company          [ ]      [ ]        [ ]
   L.L.P. as the Company's independent,
   certified public accountants for the
   fiscal year ending November 30, 2001.



SIGNATURE(S)___________________________________________ DATED:____________

NOTE: Please sign exactly as your name appears hereon. Each joint owner must sign. Executors, Administrators, Trustees, etc. should indicate those capacities.